UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2021

Crescent Acquisition Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38825	82-3447941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of principal executive offices)		(Zip Code)

(310) 235-5900

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	CRSAU	The NASDAQ Stock Market LLC
Class A common stock, $0.0001 par value per share	CRSA	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CRSAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2021, in connection with its special meeting of stockholders held on February 17, 2021 (the “Special Meeting”), Crescent Acquisition Corp (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) entered into Amendment No. 1 to the Investment Management Trust Agreement (the “Trust Amendment”), which amends the Investment Management Trust Agreement entered into by the Company and the Trustee on March 7, 2019 (the “Trust Agreement”), to extend the date on which the Trustee must liquidate the trust account established in connection with the Company’s initial public offering that was consummated on March 12, 2019 (the “IPO”) if the Company has not completed its initial business combination from March 12, 2021 to June 30, 2021. The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Trust Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On February 17, 2021, the Company held the Special Meeting, at which holders of 20,743,339 shares of common stock were present virtually or by proxy, representing 66.38% of the voting power of the 31,250,000 shares of the Company’s issued and outstanding shares of common stock entitled to vote at the Special Meeting at the close of business on January 22, 2021, which was the record date (the “Record Date”) for the Special Meeting (stockholders of record as of the close of business on the Record Date are referred to herein as “Stockholders”). A summary of the voting results at the Special Meeting for each of the proposals is set forth below.

Proposal 1

The Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), included as part of the units sold in the IPO, from March 12, 2021 to June 30, 2021 (the “Charter Extension”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
20,721,850	11,252	10,237	N/A

On the date hereof, to effectuate the Charter Extension, the Company entered into and filed with the Secretary of State of the State of Delaware the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal 2

The Stockholders approved the proposal to amend the Trust Agreement to extend the date on which the Trustee must liquidate the trust account established in connection with the IPO if the Company has not completed its initial business combination from March 12, 2021 to June 30, 2021 (the “Trust Extension”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
20,721,879	11,288	10,172	N/A

The information included in Item 1.01 is incorporated by reference in this item to the extent required herein.

Proposal 3

The Stockholders approved the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Charter Extension and/or the Trust Extension. The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
20,720,244	12,039	11,056	N/A

Item 7.01.	Regulation FD Disclosure

In connection with the Charter Extension, a total of eight Stockholders elected to redeem an aggregate of 12,238 shares of Class A Common Stock, representing approximately 0.05% of the Company’s issued and outstanding Class A Common Stock.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated as of February 17, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Crescent Acquisition Corp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Acquisition Corp

By:	/s/ George Hawley
George Hawley
General Counsel and Secretary

Date: February 22, 2021